As filed with the Securities and Exchange Commission on May 8, 2001

                                                    Registration No. 333-xxxxx
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                           General Motors Corporation
            A Delaware Corporation -- I.R.S. Employer No. 38-0572515

                             300 Renaissance Center
                          Detroit, Michigan 48265-3000
                                 (313-556-5000)
                              --------------------

                    Peter R. Bible, Chief Accounting Officer
                           General Motors Corporation
       300 Renaissance Center, Detroit, Michigan 48265-3000 (313-556-5000)

                                   Copies to:
         Martin I. Darvick, Esq.                  Francis J. Morrison, Esq.
         General Motors Corporation               Davis Polk & Wardwell
         300 Renaissance Center                   450 Lexington
         Detroit, Michigan 48265-3091             New York, New York 10017-3904

      Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.
                             --------------------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. /__/

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/
                              --------------------

                         CALCULATION OF REGISTRATION FEE
===============================================================================
        Title of                          Proposed     Proposed
       Each Class         Amount to be    Maximum       Maximum
      Of Securities        Registered     Offering     Aggregate     Amount of
          to be              (1)(2)        Price       Offering    Registration
       Registered                         Per Unit     Price (3)        Fee
-------------------------------------------------------------------------------
Debt Securities        $1,989,087,808     Various  $1,989,087,808   $497,271.95
-------------------------------------------------------------------------------
Warrants                      (2)
===============================================================================
Or, if any Debt Securities (a) are denominated or payable in a foreign or composite currency or currencies, such principal amount as shall result in an aggregate initial offering price equivalent to $2,650,000,000, at the time of initial offering, (b) are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $2,650,000,000, or (c) are issued with their principal amount payable at maturity to be determined with reference to a currency exchange rate or other index, such principal amount as shall result in an aggregate initial offering price of $2,650,000,000.

(1) The amount of Debt Securities and Warrants being registered, together with $660,912,192 remaining Debt Securities registered on August 17, 1998 (Registration No. 333-61613), represents the maximum aggregate principal amount of Securities which, on May 8, 2001, are expected to be offered for sale.

(2) Warrants may be offered and sold entitling the holder to purchase any of the Debt Securities as permitted by Rule 457(g); no registration fee is attributable to the Warrants registered hereby.

(3) Estimated solely for the purpose of determining the amount of the registration fee.

    Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement also relates to debt securities of the registrant remaining unissued under Registration Statement No. 333-61613.

                              ------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

                   Subject to Completion, Dated May 8, 2001

PROSPECTUS

                                 $2,650,000,000
                           General Motors Corporation

              Debt Securities, Warrants to Purchase Debt Securities

                               ------------------

    We will offer from time to time debt securities or warrants to purchase debt securities. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplemental prospectus carefully before you invest.

                               ------------------

    We reserve the sole right to accept and, together with our agents from time to time, to reject in whole or in part any proposed purchase of securities to be made directly or through any agents.

                               ------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ------------------

                                   May X, 2001

      You should rely only on the information contained in or incorporated by reference in this prospectus or any accompanying supplemental prospectus. We have not authorized anyone to provide you with different information or to make any additional representations. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each of those documents.


                                Table of Contents

                                                                       Page
       Principal Executive Offices............................            3
       Where You Can Find More Information ...................            3
       Incorporation of Certain Documents by Reference .......            3
       Description of General Motors Corporation..............            4
       Ratio of Earnings to Fixed Charges.....................            5
       Use of Proceeds........................................            5
       Description of Debt Securities.........................            5
       Description of Warrants................................           13
       Plan of Distribution...................................           14
       Legal Opinions.........................................           16
       Experts................................................           16

    Unless the context indicates otherwise, the words "GM", "we", "our", "ours" and "us" refer to General Motors Corporation.

    Any agent's commissions or dealer or underwriter's discounts in relation to the sale of securities covered by this prospectus will be set forth in the applicable prospectus supplement. The net proceeds we receive from such sale will be (a) the purchase price of the securities less such agent's commission,
(b) the purchase price of the securities, in the case of a dealer or (c) the public offering price of the securities less such underwriter's discount. There will be an additional deduction from the proceeds in the case of (a), (b) and
(c), for other related issuance expenses. Our aggregate proceeds from all securities sold will be the purchase price of the securities sold less the aggregate of the agents' commissions, the underwriter discounts and any other expenses of issuance and distribution.

                               ------------------

                           PRINCIPAL EXECUTIVE OFFICES

    Our principal executive offices are located at 300 Renaissance Center, Detroit, Michigan 48265-3000, and our telephone number is 313-556-5000.

                               ------------------

                       WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly, and special reports and other information with the SEC. You may read and copy any reports or other information we file at the public reference room of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also inspect our filings at the following Regional Offices of the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. You may also request copies of our documents upon payment of a duplicating fee, by writing to the SEC's Public Reference Room. You may obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330. SEC filings are also available to the public from commercial document retrieval services and over the Internet at http://www.sec.gov. and at our website at http://www.gm.com. Reports and other information can also be inspected at the offices of the following stock exchanges where GM's common stock, $1-2/3 par value is listed in the United States: the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, the Chicago Stock Exchange, Inc., One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605, the Pacific Stock Exchange, Inc., 233 South Beaudry Avenue, Los Angeles, California 90012 and 301 Pine Street, San Francisco, California 95104 and the Philadelphia Stock Exchange, Inc., 1900 Market Street, Philadelphia, Pennsylvania 19103.

    We have filed with the SEC a registration statement on Form S-3 (together with all amendments and exhibits, the "registration statement") under the Securities Act of 1933 with respect to the securities. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Certain parts of the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The SEC allows us to "incorporate by reference" information we file with them, which means that we can disclose important information to you by referring you to those documents, including our annual, quarterly and current reports, that are considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information.

    We incorporate by reference the documents set forth below that we previously filed with the SEC and any future filings made with the SEC until the offering of all the securities has been completed. These documents contain important information about GM and its finances.

SEC Filings (File No. 1-143)              Period
----------------------------              ------
Annual Report on Form 10-K          Year ended December 31, 2000
Current  Reports on Form 8-K        January 3, 2001, January 8, 2001,
                                    January  16,  2001 (2),  January  17,  2001,
                                    February 1, 2001, February 6, 2001, February
                                    9, 2001,  February 22, 2001,  March 1, 2001,
                                    March 29,  2001,  April 3,  2001,  April 17,
                                    2001  (2),  April 18,  2001  (3),  April 20,
                                    2001, and May 1, 2001

    You may request a copy of the documents incorporated by reference in this prospectus, except exhibits to such prospectus, at no cost, by writing or telephoning the office of W. W. Creek, Controller, at the following address and telephone number:

                        General Motors Corporation
                        300 Renaissance Center
                        Detroit, Michigan  48265-3000
                        Tel: (313) 556-5000

                    DESCRIPTION OF GENERAL MOTORS CORPORATION

    General Motors is primarily engaged in the automotive and, through our wholly-owned Hughes subsidiary, the communications services industries. We are the world's largest manufacturer of automotive vehicles. We also have financing and insurance operations and, to a lesser extent, are engaged in other industries.

    Our automotive segment is comprised of four regions:

    o     GM North America;

    o     GM Europe;

    o     GM Latin America/Africa/Mid-East; and

    o     GM Asia Pacific.


    GM North America designs, manufactures and markets vehicles primarily in North America under the following nameplates:

           oChevrolet   oGMC           oBuick        oSaturn
           oPontiac     oOldsmobile    oCadillac

    GM Europe, GM Latin America/Africa/Mid-East, and GM Asia Pacific meet the demands of customers outside North America with vehicles designed, manufactured and marketed under the following nameplates:

           oOpel        oHolden        oSaab         oGMC        oBuick
           oVauxhall    oIsuzu         oChevrolet    oCadillac

    We participate in the communications services industry through our Hughes subsidiary, which is a leading global provider of digital entertainment services, information and communications services and satellite-based private business networks.

    Our financing and insurance operations primarily relate to General Motors Acceptance Corporation, which provides a broad range of financial services, including consumer vehicle financing, full-service leasing and fleet leasing, dealer financing, car and truck extended service contracts, residential and commercial mortgage services, commercial vehicle and homeowner's insurance and asset-based lending. Our other industrial operations include the design, manufacturing and marketing of locomotives and heavy-duty transmissions.

    Substantially all of our automotive-related products are marketed through retail dealers and through distributors and jobbers in the United States, Canada and Mexico, and through distributors and dealers overseas. At December 31, 2000, there were approximately 8,000 GM vehicle dealers in the United States, 840 in Canada and 155 in Mexico. Additionally, there were a total of approximately 11,220 outlets overseas which include dealers and authorized sales, service and parts outlets.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                   Years Ended
                                  December 31,
                                 ---------------

                        2000   1999   1998   1997   1996
                        ----   ----   ----   ----   ----
                        1.71   2.12   1.72   2.22   1.96

    We compute the ratio of earnings to fixed charges by dividing earnings before income taxes and fixed charges by the fixed charges. This ratio includes the earnings and fixed charges of GM and its consolidated subsidiaries. Fixed charges consist of interest and discount and the portion of rentals for real and personal properties in an amount deemed to be representative of the interest factor.

                                 USE OF PROCEEDS

    We will add the net proceeds from the sale of the securities to our general funds and they will be available for general corporate purposes, including the repayment of existing indebtedness.

                         DESCRIPTION OF DEBT SECURITIES

    The debt securities offered are to be issued under an Indenture dated as of December 7, 1995, between us and Citibank, N.A., as Trustee (the "Trustee"), a copy of which is filed as an exhibit to the registration statement. The following summaries of certain provisions of the Indenture are not complete and are subject to all provisions of the Indenture, including the definition of certain terms.

    The Indenture provides that, in addition to the debt securities being offered, additional debt securities may be issued without limitation as to aggregate principal amount, but only as authorized by our Board of Directors.

General

    Reference is made to the accompanying prospectus supplement for the following terms of the debt securities being offered:

o     the designation of the debt securities;
o     the aggregate principal amount of the debt securities;
o the percentage of their principal amount at which the debt securities will be issued;
o     the date or dates on which the debt securities will mature;
o the rate or rates per annum, if any, at which the debt securities will bear interest;

o     the times at which the interest will be payable;
o the date after which the debt securities may be redeemed and the redemption price;
o the currency or currencies in which the debt securities are issuable or payable;
o     the exchanges on which the debt securities may be listed; and
o     whether the debt securities shall be issued in book-entry form.

    Principal and interest, if any, will be payable, and, unless the debt securities are issued in book-entry form, the debt securities being offered will be transferable, at the principal corporate trust office of the Trustee, which at the date hereof is 111 Wall Street, New York, New York 10043, provided that payment of interest may be made at our option by check mailed to the address of the person entitled thereto.

    The debt securities will be unsecured and unsubordinated and will rank pari passu with all our other unsecured and unsubordinated obligations (other than obligations preferred by mandatory provisions of law).

    Some of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate, which at the time of issuance, is below market rates, to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the accompanying prospectus supplement.

    Debt securities will include debt securities denominated in United States dollars or, at our option if so specified in the accompanying prospectus supplement, in any other freely transferable currency.

    If a prospectus supplement specifies that debt securities are denominated in a currency other than United States dollars, the prospectus supplement will also specify the denomination in which such debt securities will be issued and the coin or currency in which the principal, premium, if any, and interest on the debt securities, where applicable, will be payable, which may be United States dollars based upon the exchange rate for such other currency existing on or about the time a payment is due.

    If a prospectus supplement specifies that the debt securities will have a redemption option, the "Option to Elect Repurchase" constitutes an issuer tender offer under the Exchange Act. We will comply with all issuer tender offer rules and regulations under the Exchange Act, including Rule 14e-1, if such redemption option is elected. We will make any required filings with the Commission and furnish certain information to the holders of the debt securities.

Book-Entry, Delivery and Form

    Unless otherwise indicated in the accompanying prospectus supplement, the debt securities will be issued in the form of one or more fully registered global securities (collectively, the "Global Debt Security") which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary" or "DTC") and registered in the name of the Depositary's nominee. Except as set forth below, the Global Debt Security may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

    The Depositary has advised as follows: it is a limited-purpose trust company which was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between participants in such securities through electronic book-entry changes in accounts of its participants. Participants include:

o securities brokers and dealers, including the underwriters named in the accompanying prospectus supplement;
o     banks and trust companies;
o     clearing corporations; and
o     certain other organizations.

    Access to the Depositary's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depositary only through participants or indirect participants.

    The Depositary advises that pursuant to procedures established by it:

o upon issuance of the debt securities by us, the Depositary will credit the account of participants designated by the underwriters with the principal amounts of the debt securities purchased by the underwriters; and

o ownership of beneficial interests in the Global Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to participants' interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Debt Security).

    The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in the Global Debt Security is limited to such extent.

    As long as the Depositary's nominee is the registered owner of the Global Debt Security, such nominee for all purposes will be considered the sole owner or holder of the debt securities under the Indenture. Except as provided below, you will not:

o be entitled to have any of the debt securities registered in your name;
o receive or be entitled to receive physical delivery of the debt securities in definitive form; or
o be considered the owners or holders of the debt securities under the Indenture.

    Neither we, the Trustee, any Paying Agent nor the Depositary will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Debt Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Principal and interest payments on the debt securities registered in the name of the Depositary's nominee will be made by the Trustee to the Depositary's nominee as the registered owner of the Global Debt Security. Under the terms of the Indenture, we and the Trustee will treat the persons in whose names the debt securities are registered as the owners of the debt securities for the purpose of receiving payment of principal and interest on the debt securities and for all other purposes whatsoever. Therefore, we do not have, and neither the Trustee nor any Paying Agent has, any direct responsibility or liability for the payment of principal or interest on the debt securities to owners of beneficial interests in the Global Debt Security. The Depositary has advised us and the Trustee that its present practice is, upon receipt of any payment of principal or interest, to immediately credit the accounts of the Participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Debt Security as shown on the records of the Depositary. Payments by participants and indirect participants to owners of beneficial interests in the Global Debt Security will be the responsibility of such participants and indirect participants and will be governed by their standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name".

    If the Depositary is at any time unwilling or unable to continue as depositary and we have not appointed a successor depositary within 90 days, we will issue debt securities in definitive form in exchange for the Global Debt Security. In addition, we may at any time determine not to have the debt securities represented by the Global Debt Security and, in such event, will issue debt securities in definitive form in exchange for the Global Debt Security. In either instance, an owner of a beneficial interest in a Global Debt Security will be entitled to have debt securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of the debt securities in definitive form. Debt securities so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Certain Covenants

DEFINITIONS   APPLICABLE  TO  COVENANTS.   The  following   definitions  shall
be applicable to the covenants specified below:

                  (i) "Attributable Debt" means, at the time of determination as to any lease, the present value (discounted at the actual rate, if stated, or, if no rate is stated, the implicit rate of interest of such lease transaction as determined by the chairman, president, any vice chairman, any vice president, the treasurer or any assistant treasurer of GM), calculated using the interval of scheduled rental payments under such lease, of the obligation of the lessee for net rental payments during the remaining term of such lease (excluding any subsequent renewal or other extension options held by the lessee). The term "net rental payments" means, with respect to any lease for any period, the sum of the rental and other payments required to be paid in such period by the lessee thereunder, but not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, earnings or profits or of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges; provided, however, that, in the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net rental payments required to be paid from the later of the first date upon which such lease may be so terminated and the date of the determination of net rental payments, "net rental payments" shall include the then-current amount of such penalty from the later of such two dates, and shall exclude the rental payments relating to the remaining period of the lease commencing with the later of such two dates.

                  (ii) "Debt" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

                  (iii) "Manufacturing Subsidiary" means any Subsidiary (A) substantially all the property of which is located within the continental United States of America, (B) which owns a Principal Domestic Manufacturing Property and (C) in which GM's investment, direct or indirect and whether in the form of equity, debt, advances or otherwise, is in excess of $2,500,000,000 as shown on the books of GM as of the end of the fiscal year immediately preceding the date of determination; provided, however, that "Manufacturing Subsidiary" shall not include Hughes Electronics Corporation and its Subsidiaries, General Motors Acceptance Corporation and its Subsidiaries (or any corporate successor of any of them) or any other Subsidiary which is principally engaged in leasing or in financing installment receivables or otherwise providing financial or insurance services to GM or others or which is principally engaged in financing GM's operations outside the continental United States of America.

                  (iv) "Mortgage" means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

                  (v) "Principal Domestic Manufacturing Property" means any manufacturing plant or facility owned by GM or any Manufacturing Subsidiary which is located within the continental United States of America and, in the opinion of the Board of Directors, is of material importance to the total business conducted by GM and its consolidated affiliates as an entity.

                  (vi) "Subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by GM, or by one or more Subsidiaries, or by GM and one or more Subsidiaries.

LIMITATION ON LIENS. For the benefit of the Debt Securities, GM will not, nor will it permit any Manufacturing Subsidiary to, issue or assume any Debt secured by a Mortgage upon any Principal Domestic Manufacturing Property of GM or any Manufacturing Subsidiary or upon any shares of stock or indebtedness of any Manufacturing Subsidiary (whether such Principal Domestic Manufacturing Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance or assumption of any such Debt that the Debt Securities (together with, if GM shall so determine, any other indebtedness of GM or such Manufacturing Subsidiary ranking equally with the Debt Securities and then existing or thereafter created) shall be secured equally and ratably with such Debt, unless the aggregate amount of Debt issued or assumed and so secured by Mortgages, together with all other Debt of GM and its Manufacturing Subsidiaries which (if originally issued or assumed at such time) would otherwise be subject to the foregoing restrictions, but not including Debt permitted to be secured under clauses (i) through (vi) of the immediately following paragraph, does not at the time exceed 20% of the stockholders' equity of GM and its consolidated subsidiaries, as determined in accordance with accounting principles generally accepted in the U.S. and shown on the audited consolidated balance sheet contained in the latest published annual report to the stockholders of GM.

         The above restrictions shall not apply to Debt secured by:

                  (i) Mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Manufacturing Subsidiary;

                  (ii) Mortgages on property existing at the time of acquisition of such property by GM or a manufacturing Subsidiary, or Mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by GM or a manufacturing Subsidiary or to secure any Debt incurred prior to, at the time of, or within 180 days after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Mortgages to secure any Debt incurred for the purpose of financing the cost to GM or a Manufacturing Subsidiary of improvements to such acquired property;

                  (iii) Mortgages securing Debt of a Manufacturing Subsidiary owing to GM or to another Subsidiary;

                  (iv) Mortgages on property of a corporation existing at the time such corporation is merged or consolidated with GM or a Manufacturing Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to GM or a Manufacturing Subsidiary;

                  (v) Mortgages on property of GM or a Manufacturing Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages; or

                  (vi) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in the foregoing clauses (i) to (v); provided, however, that the principal amount of Debt secured thereby shall not exceed by more than 115% the principal amount of Debt so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements on such property).

LIMITATION ON SALE AND LEASE-BACK. For the benefit of the Debt Securities, GM will not, nor will it permit any Manufacturing Subsidiary to, enter into any arrangement with any person providing for the leasing by GM or any Manufacturing Subsidiary of any Principal Domestic Manufacturing Property owned by GM or any Manufacturing Subsidiary on the date that the Debt Securities are originally issued (except for temporary leases for a term of not more than five years and except for leases between GM and a Manufacturing Subsidiary or between Manufacturing Subsidiaries), which property has been or is to be sold or transferred by GM or such Manufacturing Subsidiary to such person, unless either:

                  (i) GM or such Manufacturing Subsidiary would be entitled, pursuant to the provisions of the covenant on limitation on liens described above, to issue, assume, extend, renew or replace Debt secured by a Mortgage upon such property equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the Debt Securities; provided, however, that from and after the date on which such arrangement becomes effective the Attributable Debt in respect of such arrangement shall be deemed for all purposes under the covenant on limitation on liens described above and this covenant on limitation on sale and lease-back to be Debt subject to the provisions of the covenant on limitation on liens described above (which provisions include the exceptions set forth in clauses (i) through (vi) of such covenant); or

                  (ii) GM shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement to the retirement (other than any mandatory retirement or by way of payment at maturity), within 180 days of the effective date of any such arrangement, of Debt of GM or any Manufacturing Subsidiary (other than Debt owned by GM or any Manufacturing Subsidiary) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt.

Defeasance

         If the terms of a particular series of Debt Securities so provide, we may, at our option, (a) discharge its indebtedness and its obligations under the Indenture with respect to such series or (b) not comply with certain covenants contained in the Indenture with respect to such series, in each case by depositing funds or obligations issued or guaranteed by the United States of America with the Trustee. The Prospectus Supplement will more fully describe the provisions, if any, relating to such defeasance.

Merger and Consolidation

    The Indenture provides that we will not merge or consolidate with another corporation or sell or convey all or substantially all of our assets unless either we are the continuing corporation or the new corporation shall expressly assume the interest and principal due under the securities. In either case, the Indenture provides that neither we nor a successor corporation may be in default of performance immediately after a merger or consolidation. Additionally, the Indenture provides that in the case of any such merger or consolidation, either we or the successor company may continue to issue securities under the Indenture.

Modification of the Indenture

    The Indenture contains provisions permitting us and the Trustee to modify or amend the Indenture or any supplemental indenture or the rights of the holders of the debt securities issued thereunder, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the debt securities of all series at the time outstanding under such Indenture which are affected by such modification or amendment, voting as one class, provided that no such modification shall:

o extend the fixed maturity of any debt securities, or reduce the principal amount thereof, or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each debt security so affected; or

o reduce the aforesaid percentage of debt securities, the consent of the holders of which is required for any such modification, without the consent of the holders of all debt securities then outstanding under the Indenture.

Events of Default

    An Event of Default with respect to any series of debt securities issued subject to the Indenture is defined in the Indenture as being:

o default in payment of any  principal  or premium,  if any, on such  series;
o default for 30 days in payment of any interest on such series;
o default for 30 days after notice in performance of any other covenant in the Indenture; or
o certain events of bankruptcy, insolvency or reorganization.

    No Event of Default with respect to a particular series of debt securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of debt securities issued thereunder. In case an Event of Default as set out in the first, second and third items listed above shall occur and be continuing with respect to any series, the Trustee or the holders of not less than 25% in aggregate principal amount of debt securities of each such series then outstanding may declare the principal, or, in the case of discounted debt securities, the amount specified in the terms thereof, of such series to be due and payable. In case an Event of Default as set out in the fourth item listed above shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of all the debt securities then outstanding, voting as one class, may declare the principal, or, in the case of discounted debt securities, the amount specified in the terms thereof, of all outstanding debt securities to be due and payable. Any Event of Default with respect to a particular series of debt securities may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, or of all the outstanding debt securities, as the case may be, except in a case of failure to pay principal or premium, if any, or interest on such debt security for which payment had not been subsequently made. We are required to file with the Trustee annually an Officers' Certificate as to the absence of certain defaults under the terms of the Indenture. The Indenture provides that the Trustee may withhold notice to the securityholders of any default, except in payment of principal, premium, if any, or interest, if it considers it in the interest of the securityholders to do so.

    Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the securityholders, unless such securityholders shall have offered to the Trustee reasonable indemnity or security.

    Subject to such provisions for the indemnification of the Trustee and to certain other limitations, the holders of a majority in principal amount of the debt securities of each series affected, with each series voting as a separate class, at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

Concerning the Trustee

    Citibank, N.A. is the Trustee under the Indenture. It is also Trustee under various other indentures covering our outstanding notes and debentures. Citibank, N.A. and its affiliates act as depository for funds of, make loans to, act as trustee and perform certain other services for, certain of our affiliates and us in the normal course of its business. As trustee of various trusts, it has purchased our securities and those of certain of our affiliates.

                             DESCRIPTION OF WARRANTS

General

    The following statements with respect to the warrants are summaries of the detailed provisions of one or more separate warrant agreements (each a "Warrant Agreement") between us and a banking institution organized under the laws of the United States or one of the states thereof (each a "Warrant Agent"), a form of which is filed as an exhibit to the registration statement. Wherever particular provisions of the Warrant Agreement or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference.

    The warrants will be evidenced by warrant certificates (the "Warrant Certificates") and, except as otherwise specified in the prospectus supplement accompanying this prospectus, may be traded separately from any debt securities with which they may be issued. Warrant Certificates may be exchanged for new Warrant Certificates of different denominations at the office of the Warrant Agent. The holder of a warrant does not have any of the rights of a holder of a debt security in respect of, and is not entitled to any payments on, any debt securities issuable, but not yet issued, upon exercise of the warrants.

    The warrants may be issued in one or more series, and reference is made to the prospectus supplement accompanying this prospectus relating to the particular series of warrants, if any, offered thereby for the terms of, and other information with respect to, such warrants, including:

o     the title and the  aggregate  number of warrants;
o     the debt  securities  for which each  warrant is  exercisable;
o     the date or dates on which the  warrants will expire;
o     the price or prices at which the warrants are exercisable;
o     the currency or  currencies  in which the  warrants are  exercisable;
o the periods during which and places at which the warrants are exercisable;
o     the terms of any mandatory or optional call provisions;
o the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;
o     the identity of the Warrant Agent;
o     the  exchanges,  if any, on which the warrants may be listed; and
o     whether the Warrants shall be issued in book-entry form.

Exercise of Warrants

    Warrants may be exercised by payment to the Warrant Agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and by communicating to the Warrant Agent the identity of the warrantholder and the number of warrants to be exercised. Upon receipt of payment and the Warrant Certificate properly completed and duly executed, at the office of the Warrant Agent, the Warrant Agent will, as soon as practicable, arrange for the issuance of the applicable debt securities, the form of which shall be set forth in the prospectus supplement. If less than all of the warrants evidenced by a Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amounts of Warrants.

                              PLAN OF DISTRIBUTION

We may sell the securities being offered in five ways:

o     directly to purchasers;
o     through agents;
o     through underwriters;
o     through dealers; and
o through direct sales or auctions performed by utilizing the Internet or a bidding or ordering system.

Direct Sales

    We may directly solicit offers to purchase securities. In this case, no underwriters or agents would be involved.

By Agents

    We may use agents to sell the securities. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment, which is ordinarily five business days or less.

By Underwriters

    If an underwriter or underwriters are utilized in the sale, we will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public.

    Among others, one or more of the following firms may act as managing
underwriter(s) with respect to the offering of the securities:    Bear,
Stearns & Co. Inc., Chase Securities, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co., Incorporated and Salomon Smith Barney Inc.

By Dealers

    If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, GM will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Delayed Delivery Contracts

    If so indicated in the prospectus supplement, we will authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than the respective amounts stated in the prospectus supplement. Unless we otherwise agree, the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include:

o     commercial and savings banks;
o     insurance companies;
o     pension funds;
o     investment companies;
o     educational and charitable institutions; and
o     other institutions.

    All delayed delivery contracts are subject to our approval. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to contracts accepted by us.

Through the Internet

    We may also offer debt securities directly to the public, with or without the involvement of agents, underwriters or dealers and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such debt securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.

    The final offering price at which debt securities would be sold and the allocation of debt securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocating systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of debt securities. We will describe in the related supplement to this prospectus how any auction or bidding process will be conducted to determine the price or any other terms of the debt securities, how potential investors may participate in the process and, where applicable, the nature of the underwriters' obligations with respect to the auction or ordering system.

General Information

    The place and time of delivery for the securities described in this prospectus are set forth in the accompanying prospectus supplement.

    We may have agreements with the agents, underwriters and dealers to indemnify them against certain liabilities, including liabilities under the Securities Act of 1933.

    Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

    In connection with the sale of the securities, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the securities in the open market to cover short positions or to stabilize the price of the securities. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters will not be required to engage in these activities, and may end any of these activities at any time.

                                 LEGAL OPINIONS

    The validity of the notes offered in this prospectus will be passed upon for us by Martin I. Darvick, Esq., an attorney on our Legal Staff, and for the agents by Davis Polk & Wardwell. Mr. Darvick owns shares and holds options to purchase shares of General Motors common stock, $1-2/3 par value and owns shares of General Motors Class H common stock, $0.10 par value. Davis Polk & Wardwell acts as counsel to the Executive Compensation Committee of our Board of Directors and has acted as counsel to us and certain of our affiliates in various matters.

                                     EXPERTS

    The  consolidated  financial  statements  and related  financial  statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

      The following table sets forth the estimated expenses to be incurred in connection with the offering described in the Registration Statement:

   Securities and Exchange Commission registration fee.........   $497,272
   Blue Sky Filing and Counsel Fees............................     25,000
   Fees and expenses of Trustee................................     10,000
   Printing Registration Statement, Prospectus
      and other documents......................................     40,000
   Accountants' fees ..........................................     15,000
   Rating Agencies' fees ......................................    150,000
   Miscellaneous expenses......................................     12,728
                                                                   -------
      Total....................................................   $750,000
                                                                   =======

Item 15.  Indemnification of Directors and Officers

      Under Section 145 of the Delaware Corporation Law, the Corporation is empowered to indemnify its directors and officers in the circumstances therein provided.

      The Corporation's Certificate of Incorporation, as amended, provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation, or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174, or any successor provision thereto, of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      Under Article V of its By-Laws, the Corporation shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("a proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of the Corporation. The Corporation shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article V of the By-Laws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article V of the By-Laws is not paid in full within ninety days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article V of the By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

      The Corporation is insured against liabilities which it may incur by reason of Article V of its By-Laws. In addition, directors and officers are insured, at the Corporation's expense, against some liabilities which might arise out of their employment and not be subject to indemnification under
Article V of the By-Laws.

      Pursuant to a resolution adopted by the Board of Directors on December 1, 1975, the Corporation to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of the Corporation, or any of them, who incur or are threatened with personal liability, including expenses, under the Employee Retirement Income Security Act of 1974, as amended, or any amendatory or comparable legislation or regulation thereunder.

Item 16.  Exhibits

*1(a) -- Form of  proposed  Underwriting  Agreement  (including  Form of Delayed
         Delivery Contract)
*1(b) -- Form of proposed Purchase Agreement
*1(c) -- Form of proposed Selling Agent Agreement
 1(d) -- Form of  Prospectus  Supplement  (Medium-Term  Notes)
*4(a) -- Form of Indenture, dated as of December 7, 1995,
         between the  Corporation  and Citibank,  N.A.,  Trustee
*4(b) -- Form of proposed  Warrant  Agreement
*4(c) -- Form of Warrant  Certificate  (included in Exhibit 4(b))
*4(d) -- Forms of Global Note and Medium-Term Notes
 5    -- Opinion and Consent of Martin I. Darvick,  Esq.,  Attorney, Legal Staff
         of the Corporation
 8    -- Opinion and Consent of Peter F. Hiltz, Assistant General Tax Counsel of
         the Tax Staff of the Corporation
12    -- Computation of Ratio of Earnings to Fixed Charges
23(a) -- Independent  Auditors'  Consent
23(c) -- Consent of Counsel (included in Exhibit 5)
25    -- Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Citibank, N.A.

----------------------
* Incorporated by reference to Exhibits 1 through 4(d), respectively, to Registration Statement No. 33-41557.

Item 17.  Undertakings

  (a) The undersigned registrant hereby undertakes:

    (1) To file,  during any  period in which  offers or sales are being made of
the  securities   registered   hereby,  a   post-effective   amendment  to  this
registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933 , each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of GM pursuant to the provisions discussed in Item 15 above, or otherwise, GM has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by GM of expenses incurred or paid by a director or officer of GM in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered, GM will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 1st day of May, 2001.



                                   GENERAL MOTORS CORPORATION

                                   /s/JOHN F. SMITH, JR.
                                   -----------------------------------
                                   (John F. Smith, Jr., Chairman
                                    of the Board of Directors)

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 1, 2001 by the following persons in the capacities indicated.

        Signature                      Title
        ---------                      ------

/s/JOHN F. SMITH, JR.                  Chairman of the Board of Directors
---------------------------
(John F. Smith, Jr.)


/s/HARRY J. PEARCE                     Vice Chairman of the Board
---------------------------                   of Directors
(Harry J. Pearce)


/s/G. RICHARD WAGONER, JR.             President and Chief Executive Officer
---------------------------
(G. Richard Wagoner, Jr.)


/s/JOHN M. DEVINE                      Vice Chairman and          )
---------------------------            Chief Financial Officer    )
(John M. Devine)                                                  )
                                                                  )Principal
                                                                  )Financial
/s/ERIC A. FELDSTEIN                   Vice President and         )Officers
---------------------------                 Treasurer             )
(Eric A. Feldstein)                                               )


/s/WALLACE W. CREEK                    Controller                 )
---------------------------                                       )
(Wallace W. Creek)                                                )Principal
                                                                  )Accounting
                                                                  )Officers
/s/PETER R. BIBLE                      Assistant Controller and   )
---------------------------            Chief Accounting Officer   )
(Peter R. Bible)                                                  )

         Signature                              Title
         ---------                              -----


/s/PERCY BARNEVIK                               Director
---------------------------
(Percy Barnevik)


/s/JOHN H. BRYAN                                Director
---------------------------
(John H. Bryan)


/s/THOMAS E. EVERHART                           Director
---------------------------
(Thomas E. Everhart)


/s/GEORGE M. C. FISHER                          Director
---------------------------
(George M.C. Fisher)


/s/NOBUYUKI IDEI                                Director
---------------------------
(Nobuyuki Idei)


/s/ KAREN KATEN                                 Director
------------------------
(Karen Katen)


/s/J. WILLARD MARRIOTT, JR.                     Director
---------------------------
(J. Willard Marriott, Jr.)


/s/ECKHARD PFEIFFER                             Director
---------------------------
(Eckhard Pfeiffer)


/s/LLOYD D. WARD                                Director
---------------------------
(Lloyd D. Ward)


/s/DENNIS WEATHERSTONE                          Director
---------------------------
(Dennis Weatherstone)

                                  EXHIBIT INDEX
EXHIBITS

*1(a) -- Form of  proposed  Underwriting  Agreement  (including  Form of Delayed
         Delivery Contract)
*1(b) -- Form of proposed Purchase Agreement
*1(c) -- Form of proposed Selling Agent Agreement
 1(d) -- Form of  Prospectus  Supplement  (Medium-Term  Notes)
*4(a) -- Form of Indenture, dated as of December 7, 1995,
         between the  Corporation  and Citibank,  N.A.,  Trustee
*4(b) -- Form of proposed  Warrant  Agreement
*4(c) -- Form of Warrant  Certificate  (included in Exhibit 4(b))
*4(d) -- Forms of Global Note and Medium-Term Notes
 5    -- Opinion and Consent of Martin I. Darvick,  Esq.,  Attorney, Legal Staff
         of the Corporation
 8    -- Opinion and Consent of Peter F. Hiltz, Assistant General Tax Counsel of
         the Tax Staff of the Corporation
12    -- Computation of Ratio of Earnings to Fixed Charges
23(a) -- Independent  Auditors'  Consent
23(c) -- Consent of Counsel (included in Exhibit 5)
25    -- Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Citibank, N.A.

- ---------------------
* Incorporated by reference to Exhibits 1 through 4(d), respectively, to Registration Statement No. 33-41557.